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                                                                     Exhibit 5.1

                              FAEGRE & BENSON LLP
                              2200 NORWEST CENTER
                            90 SOUTH SEVENTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-3901
                            TELEPHONE 612-336-3000
                            FACSIMILE 612-336-3026

                                  May 22, 1997

Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428

     Re:   Registration Statement No. 333-13967
           ------------------------------------

Ladies and Gentlemen:

     In connection with the proposed sale by Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), of up to 1,265,000 units, each unit consisting of one share of Common Stock, par value $.01 per share, of the Company and one redeemable Common Stock purchase warrant (the "Warrants," and together with the aforesaid shares of Common Stock, the "Units") of the Company and the proposed registration under the Securities Act of 1933, as amended, of up to 1,265,000 shares of Common Stock and 1,265,000 Warrants included in the Units and up to 1,265,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"), we have examined such corporate records and other documents, including the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

          1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

          2. When the Board of Directors of the Company or the Stock Committee thereof determines the number and price of the Units to be sold by the Company and the exercise price of the Warrants, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such Units and the Warrant Stock by the Company, and, when issued and sold as contemplated in the Registration Statement and by the Warrants, such Units and the Warrant Stock will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Description of Securities--Redeemable Warrants" and "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

                              Very truly yours,


                              FAEGRE & BENSON LLP